Exhibit 99.1

FOR IMMEDIATE RELEASE Contacts: RF Industries, Ltd. Peter Yin SVP/ CFO (858) 549-6340 rfi@rfindustries.com	MKR Investor Relations Todd Kehrli Analyst/ Investor Contact (213) 277-5550 rfil@mkr-group.com

RF Industries Reports 38% Sequential Sales Growth in Third Quarter of Fiscal 2021; Expects Sequential Revenue Growth in Fourth Quarter

SAN DIEGO, CA, September 13, 2021 – RF Industries, Ltd, (NASDAQ: RFIL), a national manufacturer and marketer of interconnect products and systems, today announced its financial results for the third quarter of fiscal 2021 ended July 31, 2021. As noted below, these financial results include the impact of $800,000 in Employee Retention Tax Credits (“ERC”) recognized in the third quarter.

Third Quarter Fiscal 2021 Highlights and Operating Results:

●	Net sales increased 38% sequentially and 60% year over year to $15.3 million.
●	Backlog of $31.5 million at July 31, 2021 on third quarter bookings of $31.2 million. As of today, backlog stands at $27.2 million.
●	Gross profit margin was 33%, which includes the impact of the ERC received during the quarter. Excluding the impact of ERC, gross profit margin was 28%, up from 27% in the preceding second quarter.
●	Operating income was $1.2 million, which includes the impact of ERC. Excluding the impact of ERC, operating income was $393,000.
●	Net income was $926,000, or $0.09 per diluted share, which includes the impact of ERC.
●	Non-GAAP net income was $1.3 million, or $0.13 per diluted share, which includes the impact of ERC.
●	Adjusted EBITDA was $1.0 million, which excludes the impact of the ERC.
●	Cash and cash equivalents were $12.6 million.

Robert Dawson, President and CEO of RF Industries, commented:

“We are pleased to report strong sequential and year-over-year revenue growth for the third quarter, and the highest backlog in company history of $31.5 million at quarter-end. We showed significant year-over-year growth in all markets and channels and we continued to see signs of recovery in the wireless carrier ecosystem spend, as evidenced by two multi-million dollar orders for hybrid fiber cables that we received during the quarter. These orders highlight the increasing demand for our product offerings as wireless carriers accelerate their infrastructure builds for 5G and the related densification. With our large backlog and continued sales momentum, we expect a strong finish to the fiscal year with fourth quarter sales higher than the third quarter and exceeding our previous expectations. At this point in the fourth quarter, our year-to-date revenue already exceeds our full fiscal 2020 total revenue.”

Conference Call and Webcast

RF Industries will host a conference call and live webcast today at 1:30 p.m. Pacific Time (4:30 p.m. ET) to discuss its third quarter fiscal 2021. To access the conference call, dial 844-407-9500 (US and Canada) or 862-298-0850 (International) and ask for the RF Industries third quarter call. In addition, a live and archived webcast of the conference call will be accessible on the investor relations section of the Company’s website at www.rfindustries.com. A phone replay of the conference call will also be available beginning approximately two hours after conclusion of the call and will remain available for two weeks. To access the phone replay, dial 877-481-4010 (US and Canada) or 919-882-2331(International). The replay conference ID is 42581.

About RF Industries

RF Industries designs and manufactures a broad range of interconnect products across diversified, growing markets including wireless/wireline telecom, data communications and industrial. The Company's products include RF connectors, coaxial cables, data cables, wire harnesses, fiber optic cables, custom cabling, energy-efficient cooling systems and integrated small cell enclosures. The Company is headquartered in San Diego, California with additional operations in Long Island, New York, Vista, California, Milford, Connecticut and North Kingstown, Rhode Island. Please visit the RF Industries website at www.rfindustries.com.

Forward-Looking Statements

This press release contains forward-looking statements with respect to future events, including the return of delayed project-based business and the Company’s long-term growth, which are subject to a number of factors that could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to: the duration and continuing impact of the coronavirus pandemic on the U.S. economy and the Company’s customers; changes in the telecommunications industry; the Company's reliance on certain distributors and customers for a significant portion of anticipated revenues; the impact of existing and additional future tariffs imposed by U.S and foreign nations; the Company's ability to execute on its new go-to-market strategies and channel models; its ability to expand its OEM relationships; its ability to continue to deliver newly designed and custom fiber optic and cabling products to principal customers; its ability to maintain strong margins and diversify its customer base; and its ability to address the changing needs of the market.  Further discussion of these and other potential risk factors may be found in the Company's public filings with the Securities and Exchange Commission (www.sec.gov) including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements are based upon information available to the Company on the date they are published and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or new information after the date of this release.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income and non-GAAP earnings per diluted share (non-GAAP EPS). We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS, we exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, acquisition related costs and expenses, and severance. For Adjusted EBITDA we also exclude depreciation, amortization, and provision for income taxes. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense and non-recurring costs and expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision-making and for evaluating our own core business operating results over different periods of time.

Our Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last two tables at the end of this press release.

# # #

(tables attached)

RF INDUSTRIES, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net sales	$15,257	$9,544	$36,316	$32,348
Cost of sales	10,198	6,814	23,881	23,778

Gross profit	5,059	2,730	12,435	8,570

Operating expenses:
Engineering	411	429	1,044	1,553
Selling and general	3,452	2,521	8,099	7,423
Total operating expenses	3,863	2,950	9,143	8,976

Operating income (loss)	1,196	(220)	3,292	(406)

Other income	2	1	2,803	18

Income (loss) before provision (benefit) for income taxes	1,198	(219)	6,095	(388)
Provision (benefit) for income taxes	272	(137)	727	(148)

Net income (loss)	$926	$(82)	$5,368	$(240)

Earnings (loss) per share - Basic	$0.09	$(0.01)	$0.54	$(0.02)
Earnings (loss) per share - Diluted	$0.09	$(0.01)	$0.53	$(0.02)

Weighted average shares outstanding:
Basic	9,979,578	9,714,700	9,955,193	9,661,054
Diluted	10,150,396	9,714,700	10,131,172	9,661,054

RF INDUSTRIES, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	Jul. 31,	Oct. 31,
	2021	2020
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,578	$15,797
Trade accounts receivable, net	10,526	5,669
Inventories, net	10,400	8,586
Other current assets	4,124	813
TOTAL CURRENT ASSETS	37,628	30,865

Property and equipment, net	759	810
Operating right of use asset, net	1,482	1,421
Goodwill	2,467	2,467
Amortizable intangible assets, net	2,834	3,181
Non-amortizable intangible assets	1,174	1,174
Deferred tax assets	-	834
Other assets	70	70
TOTAL ASSETS	$46,414	$40,822

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$2,461	$1,475
Accrued expenses	3,697	2,573
Current portion of PPP loans	-	1,699
Current portion of operating lease liabilities	848	874
Income taxes payable	-	43
TOTAL CURRENT LIABILITIES	7,006	6,664

Deferred tax liabilities	90	-
Operating lease liabilities	698	635
PPP loans	-	1,089
Other long-term liabilities	-	370
TOTAL LIABILITIES	7,794	8,758

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, authorized 20,000,000 shares of $0.01 par value; 10,025,598 and 9,814,118 shares issued and outstanding at July 31, 2021 and October 31, 2020, respectively	100	98
Additional paid-in capital	24,132	22,946
Retained earnings	14,388	9,020
TOTAL STOCKHOLDERS' EQUITY	38,620	32,064

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$46,414	$40,822

RF INDUSTRIES, LTD. AND SUBSIDIARIES
Unaudited Reconciliation of GAAP to non-GAAP Net Income (Loss)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2021	2020	2021	2020
Net income (loss)	$926	$(82)	$5,368	$(240)
Stock-based compensation expense	374	166	634	449
Acquisition-related costs	-	-	-	42
Severance	-	94	-	94
Non-GAAP net income	$1,300	$178	$6,002	$345

Non-GAAP net income per share:
Basic	$0.13	$0.02	$0.60	$0.04
Diluted	$0.13	$0.02	$0.59	$0.03

Weighted average shares outstanding
Basic	9,979,578	9,714,700	9,955,193	9,661,054
Diluted	10,150,396	9,889,011	10,131,172	9,883,758

RF INDUSTRIES, LTD. AND SUBSIDIARIES
Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2021	2020	2021	2020
Net income (loss)	$926	$(82)	$5,368	$(240)
Stock-based compensation expense	374	166	634	449
Acquisition-related costs	-	-	-	42
Severance	-	94	-	94
Amortization expense	95	173	347	519
Depreciation expense	83	79	245	241
Other income *	(1)	(1)	(2,803)	(18)
Employee retention credit	(803)	-	(3,486)	-
Employee retention credit consultant fees	100	-	150	-
Provision (benefit) from income taxes	272	(137)	727	(148)
Adjusted EBITDA	$1,046	$292	$1,182	$939

* In the nine months ended July 31, 2021, other income consists of the $2.8M PPP Loans that were forgiven.